Exhibit 99.1

Computer Programs and Systems, Inc. Announces Second Quarter 2010 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--July 29, 2010--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

Second Quarter Highlights:

  Revenues of $37.7 million;
  12-month backlog of $120.4 million;
  Earnings per diluted share of $0.39;
  Cash provided by operations of $2.8 million; and
  Quarterly dividend of $0.36 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the second quarter and six months ended June 30, 2010.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on August 27, 2010, to stockholders of record as of the close of business on August 12, 2010.

Total revenues for the second quarter ended June 30, 2010, increased 22.3% to $37.7 million, compared with total revenues of $30.8 million for the prior-year period. Net income for the quarter ended June 30, 2010, increased 20.4% to $4.3 million, or $0.39 per diluted share, compared with $3.5 million, or $0.32 per diluted share, for the quarter ended June 30, 2009. Cash provided by operations for the second quarter of 2010 was $2.8 million, compared with $3.7 million of cash provided by operations for the prior-year period.

Total revenues for the six months ended June 30, 2010, increased 13.6% to $69.3 million, compared with total revenues of $61.0 million for the prior-year period. Net income for the six months ended June 30, 2010, decreased slightly to $7.2 million, or $0.66 per diluted share, compared with $7.6 million, or $0.69 per diluted share, for the six months ended June 30, 2009. Cash provided by operations for the first half of 2010 was $8.6 million, compared with $7.4 million for the prior-year period.

For the third quarter of 2010, the Company anticipates total revenues of $36 million to $39 million and net income of approximately $4.3 million to $4.7 million, or $0.39 to $0.43 per diluted share. CPSI’s 12-month backlog as of June 30, 2010, was $120.4 million, consisting of $31.4 million in non-recurring system purchases and $89 million in recurring payments for support, Business Management Services, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s second quarter 2010 conference call will be available on-line at www.cpsinet.com and www.earnings.com on July 30, 2010, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 650 client hospitals in 47 states and the District of Columbia. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 1,000 technical, healthcare, medical and business professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; changes in accounting principles generally accepted in the United States; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to us or our customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Statements of Operations (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Sales revenues:
System sales	$14,867	$9,721	$24,567	$19,338
Support and maintenance	14,468	13,820	28,674	27,654
Business management services	8,378	7,306	16,013	13,991
Total sales revenues	37,713	30,847	69,254	60,983

Cost of sales:
System sales	11,719	8,482	21,186	16,289
Support and maintenance	5,929	5,380	11,459	10,321
Business management services	4,380	4,358	8,815	8,240
Total cost of sales	22,028	18,220	41,460	34,850
Gross profit	15,685	12,627	27,794	26,133

Operating expenses:
Sales and marketing	2,804	2,252	5,003	4,328
General and administrative	6,067	5,040	11,578	10,182
Total operating expenses	8,871	7,292	16,581	14,510

Operating income	6,814	5,335	11,213	11,623
Interest income, net	119	239	291	472
Income before taxes	6,933	5,574	11,504	12,095
Provision for income taxes	2,669	2,033	4,320	4,529
Net income	$4,264	$3,541	$7,184	$7,566

Basic earnings per share	$0.39	$0.32	$0.66	$0.69
Diluted earnings per share	$0.39	$0.32	$0.66	$0.69

Weighted average shares outstanding:
Basic	10,963	10,962	10,963	10,934
Diluted	10,963	10,962	10,963	10,937

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Balance Sheets (in thousands, except per share data)

	June 30, 2010	Dec. 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,674	$4,387
Investments	13,336	13,243
Accounts receivable, net of allowance for doubtful accounts of $865 and $759, respectively	21,280	19,473
Financing receivables, current portion	3,525	3,767
Inventory	2,109	1,704
Deferred tax assets	1,894	1,527
Prepaid income taxes	77	868
Prepaid expenses	672	705
Total current assets	44,567	45,674

Financing receivables, long-term	4,335	3,761
Property and equipment	17,732	14,055
Accumulated depreciation	(10,052)	(9,039)
Total assets	$56,582	$54,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,106	$2,212
Deferred revenue	4,965	3,583
Accrued vacation	2,870	2,606
Other accrued liabilities	4,390	2,847
Total current liabilities	13,331	11,248

Deferred tax liabilities	851	512

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 10,963 and 10,973 shares issued and outstanding	11	11
Additional paid-in capital	30,118	29,679
Accumulated other comprehensive income	86	100
Retained earnings	12,185	12,901
Total stockholders’ equity	42,400	42,691
Total liabilities and stockholders’ equity	$56,582	$54,451

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information (In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Net cash provided by operating activities	$2,772	$8,561
Purchases of property and equipment	(1,982)	(3,265)
Free cash flow	$790	$5,296

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Boyd Douglas, President and Chief Executive Officer
251-639-8100